SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: March 30, 2001

                         UNIVERSAL MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      000-28459                    22-3360133
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                               Identification #)



                  540 North Avenue, Suite 3C, New Jersey 07083
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  877-890-9719
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective March 29, 2001, the Board of Directors authorized the issuance of a total of 90,000,000 shares of Common Stock of the Company to the following individuals:

All Ten Enterprises, Inc.(2)(4)                      30,000,000
Lance Lang(2)                                        15,000,000
Romaro Pericone(2)                                   15,000,000

Jeff Chisholm                                        30,000,000

(1)      Represents sole voting and investment power unless otherwise indicated.
(2)      Officer and/or Director of the Company.
(3)      The address of each individual and entity is in care of the Company.
(4) Corporation is controlled by Anthony Vigliotti, Chairman and President of the Company.
(5) Based on approximately 131,634,346 shares of Company Common Stock outstanding as of April 2, 2001.

         All shares were issued for future performance to the Company , except the shares of Jeff Chisholm, which were issued in exchange for the payment of $15,000.00 to the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Registrant has relocated its offices to 540 North Avenue, Suite 3C, Union, New Jersey 07065. The phone number is 877-890-9719. It is expected and anticipated that upon the acquisition of an operating business or reverse merger that the office will be moved again.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         Not Applicaple

ITEM 7.  FINANCIAL STATEMENTS

         Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable

EXHIBITS

         Not Applicable



         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Anthony Vigliotti
         ---------------------------------
         Anthony Vigliotti
         President

         Date:    March 30, 2001